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                                                                    EXHIBIT 23.1

We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated May 6, 1998 (except for Note 12, as to which the date is ___________), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-48103) and related Prospectus of Global Imaging Systems, Inc. for the registration of 8,050,000 shares of its common stock.

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.


                                        /s/ Ernst and Young LLP

Tampa, FL
May 20, 1998